ROSSI RESIDENCIAL S.A.

AND

THE BANK OF NEW YORK, As Depositary,

AND

HOLDERS AND BENEFICIAL OWNERS

FROM TIME TO TIME OF

 GLOBAL DEPOSITARY RECEIPTS

___________________

 Amended and Restated Deposit Agreement

___________________

Dated as of April 21, 2000

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of April 21 2000, among ROSSI RESIDENCIAL S.A., a corporation organized under the laws of the Federative Republic of Brazil (“Brazil”) and its successors (the “Company”), THE BANK OF NEW YORK, a New York banking corporation (the “Depositary”), and all Holders and Beneficial Owners, as hereinafter defined, from time to time of Global Depositary Receipts issued hereunder.

WITNESSETH:

WHEREAS, the Company, The Bank of New York, and all holders and beneficial owners from time to time entered into an Amended and Restated Regulation S Deposit Agreement, dated as of December 27, 1999 (the “Regulation S Deposit Agreement”), and an Amended and Restated Rule 144A Deposit Agreement, dated as of December 27, 1999 (the “Rule 144A Deposit Agreement”);

WHEREAS, the Company desires to provide for the deposit of common shares (ações ordinárias), without par value, of the Company (the “Shares”), for the deposit of additional Shares from time to time thereafter with the Depositary or with the Custodian (as hereinafter defined) for the creation of Global Depositary Shares representing the Shares so deposited and for the execution and delivery of Global Depositary Receipts evidencing the Global Depositary Shares; and

WHEREAS, the Shares have been duly authorized and validly issued by the Company and are fully paid and non-assessable; and

WHEREAS, the Global Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto agree that the Regulation S Deposit Agreement and the Rule 144A Deposit Agreement are hereby amended and restated to read as follows:

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this  Deposit Agreement:

SECTION 1.1.

Affiliate.

The term “Affiliate” shall have the meaning assigned to it under Rule 144 under the Securities Act, as hereinafter defined.

SECTION 1.2.

Article; Section.

Wherever references are made in this Deposit Agreement to an "Article" or "Articles" or to a "Section" or "Sections", such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.

SECTION 1.3.

Beneficial Owner.

The term “Beneficial Owner” shall mean any person or entity owning from time to time any beneficial interest in the Global Depositary Shares evidenced by any Receipt, and who may or may not be the Holder of such Receipt.

SECTION 1.4.

Brazilian Stock Exchange.

The term “Brazilian Stock Exchange” shall mean the Bolsa de Valores de São Paulo.

SECTION 1.5.

Bylaws.

The term “Bylaws” shall mean the estatuto social or equivalent organizational document of the Company

SECTION 1.6.

Central Bank.

The term “Central Bank” shall mean Banco Central do Brasil and its successors.

SECTION 1.7.

Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.8.

Company.

The term “Company” shall mean ROSSI RESIDENCIAL S.A., a corporation organized and existing under the laws of Brazil, having its principal executive office at Rua Gomes De Carvalho, 1195, Vila Olimpia, CEP 04547-00.4, S.P., Brazil, and its successors.

SECTION 1.9.

Custodian.

The term “Custodian” shall mean, as of the date hereof, Banco Itaú S.A., Brazil, as custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation that may be appointed by the Depositary pursuant to the terms of Section 5.6 as additional or substitute Custodian hereunder, and the term “Custodian” shall mean any custodian individually or all custodians collectively, as the context requires.

SECTION 1.10.

CVM.

The term “CVM” shall mean the Comissão de Valores Mobiliarios, the Brazilian National Securities Commission, or any successor governmental agency in Brazil.

SECTION 1.11.

Deliver; Delivery.

The terms “deliver” and “delivery” shall mean, when used in respect of Global Depositary Shares, Receipts, Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the electronic delivery of such security by means of book entry transfer, if available.

SECTION 1.12.

Deposit Agreement.

The term “ Deposit Agreement” shall mean this amended and restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.13.

Deposited Securities.

The term “ Deposited Securities” as of any time shall mean (i) all Shares at such time deposited or deemed deposited under this Deposit Agreement represented by Global Depositary Shares evidenced by a Receipt and (ii) any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu of such deposited Shares, subject in the case of cash to the provisions of Section 4.5.

SECTION 1.14.

Depositary; Corporate Trust Office.

The term “Depositary” shall mean The Bank of New York, a New York banking corporation, and any successor as depositary pursuant to the terms of Section 5.5. The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York, 10286.

SECTION 1.15.

Dollars.

The term “dollars” shall mean the lawful currency of the United States.

SECTION 1.16.

Foreign Registrar.

The term “Foreign Registrar” shall mean the clearing house of the Brazilian Stock Exchange which carries out the function of registrar for the Shares of the Company, or any successor as registrar for the Shares of the Company.

SECTION 1.17.

Global Depositary Shares;  GDSs.

The term “ Global Depositary Shares” or “ GDSs” shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts executed and delivered hereunder. Each Global Depositary Share shall represent five (5) Shares until there shall occur a distribution upon Deposited Securities referred to in Section 4.3 or a change in Deposited Securities referred to in Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter each Global Depositary Share shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.18.

Holder.

The term “Holder” shall mean the person in whose name a Receipt is registered on the books of the Depositary or the Registrar, if any, maintained for such purpose.

SECTION 1.19.

Receipts; GDRs.

The term “Receipts” or “ GDRs” shall mean the Global Depositary Receipts issued hereunder evidencing  Global Depositary Shares, as such Global Depositary Receipts may be amended from time to time in accordance with the provisions of this  Deposit Agreement. A Receipt or  GDR may evidence any number of  Global Depositary Shares.

SECTION 1.20.

Registrar.

The term “Registrar” shall mean the Depositary or, with the approval of the Company, any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided and shall include any co-registrar appointed by the Depositary for such purposes. Registrars (other than the Depositary) may be removed and substitutes appointed by the Depositary with the approval of the Company. Each Registrar (other than the Depositary) appointed pursuant to this Deposit Agreement shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

SECTION 1.21.

Restricted Securities.

The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States or Brazil, or under a shareholder agreement or the By-laws of the Company.

SECTION 1.22.

Securities Act.

The term “Securities Act” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.23.

Shares.

The term “Shares” shall mean the common shares (ações ordinárias) without par value of the Company, heretofore validly issued and outstanding, fully paid, nonassessable and free of any preemptive rights and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided, however, that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided further, that, if there shall occur any change in nominal or par value, split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.8, an exchange, replacement or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter represent the successor securities resulting from such change in nominal or par value, split-up or consolidation or any other such reclassification or exchange, replacement or conversion.

SECTION 1.24.

United States.

The term “United States” shall have the meaning assigned to it under  under the Securities Act.

ARTICLE II

FORM OF RECEIPTS,

DEPOSIT OF SHARES, EXECUTION AND

DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

SECTION 2.1.

Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipts shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. The Depositary shall maintain a register in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of anyone who was at the time of signature a duly authorized signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes, including requirements with respect to registration of transfer, not inconsistent with the provisions of this Deposit Agreement as may be necessary to enable the Depositary to perform its obligations hereunder, or as may be required to comply with any applicable law or regulations, or to conform with any laws, regulations or rules, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying  Deposited Securities or otherwise, including by reason of the issuance of Receipts or the underlying  Deposited Securities or otherwise.

Subject to any limitations set forth in such Receipt or in this  Deposit Agreement, when properly endorsed or accompanied by properly executed instruments of transfer (including signature guarantees in accordance with standard industry practice), title to such Receipt (and to the  GDSs evidenced thereby) shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of a Receipt as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have an obligation or be subject to any liability under the Deposit Agreement to any holder of a Receipt unless such holder is the Holder thereof.

SECTION 2.2.

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by (i) delivery of certificates therefor to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to such Custodian, (ii) electronic transfer of Shares to the account maintained by the Custodian at the Foreign Registrar for such purpose or (iii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares to be transferred to such account, in any case accompanied by delivery to the Custodian or the Depositary, as the case may be, of (x) a written order, from the person depositing such Shares or on whose behalf such Shares are deposited, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts, for the number of  GDSs representing such deposited Shares, (y) any payments, including the charges of the Depositary for the making of deposits and the issuance of Receipts (as set forth in Section 5.10), and documents required under this  Deposit Agreement and (z) such documentation as the Depositary and the Company may require.

The Depositary and the Custodian shall refuse to accept Shares for deposit whenever notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with any ownership restrictions referred to in Section 3.5 or under applicable laws. The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder or transfer of Receipts to any Holder.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive Shares to be deposited or evidence that Shares have been electronically transferred or that irrevocable instructions have been given to cause the transfer of such Shares to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such Shares, orders, instruments and evidence to the Custodian for deposit hereunder.

As a condition of accepting Shares for deposit, the Depositary may require that the person making such deposit furnish, whether or not any register of shareholders of the Company (or that maintained by the Foreign Registrar) is closed, (a) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian or its nominee of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary, and (b) if the Shares are registered in the name of the person presenting them, or on whose behalf they are presented, for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Custodian or its nominee.

Upon each delivery to the Custodian of Shares (or other Deposited Securities pursuant to Sections 4.2, 4.4, or 4.8) to be deposited hereunder, together with any other documents and payments required under this  Deposit Agreement, the Custodian shall, as soon as is practicable, obtain confirmation of the recordation or crediting of transfer of such Shares (or other  Deposited Securities) in the name of the Depositary or its nominee or the Custodian or its nominee at the cost and expense of the person making the deposit (or for whose benefit such deposit is made).  Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary, or by the Foreign Registrar as the Custodian’s nominee for holding Deposited Securities, or at such other place or places as the Depositary shall determine.

The Depositary agrees to instruct the Custodian to place all Shares and any other securities that are  Deposited Securities accepted for deposit under this  Deposit Agreement into an account or accounts that are segregated and separate from the account in which any Shares and such other securities of the Company may be held by such Custodian under any other depositary receipt facility pursuant to which depositary receipts evidencing depositary shares representing Shares are issued.

SECTION 2.3.

Execution and Delivery of Receipts.

After the deposit of any Shares pursuant to Section 2.2 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable are open, the Depositary may in its sole discretion require a proper acknowledgement or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with delivery of the other documents above specified, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of  GDSs to be evidenced thereby. Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by air courier, cable, telex or facsimile transmission.

After receiving such notice from the Custodian, the Depositary or its agent, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of  GDSs to which such person or persons are entitled, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.10, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.4.

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement and any Receipt, shall register transfers of any such Receipt on its transfer books, upon any surrender of such Receipt by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by any applicable law. Upon payment to the Depositary of the fees set forth in Section 5.10, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this  Deposit Agreement and any Receipt, shall, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts and upon payment to the Depositary of the charges set forth in Section 5.10, execute and deliver a new Receipt or Receipts in the name of the same Holder for any authorized number of  GDSs requested, evidencing the same aggregate number of  GDSs as the Receipt or Receipts surrendered.

SECTION 2.5.

Surrender of Receipts and Withdrawal of  Deposited Securities.

Upon surrender of a Receipt at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon receipt of payment of all fees, including the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Section 5.10), governmental charges and taxes payable in connection with such surrender and withdrawal, written instructions of the Holder and subject to the terms and conditions of this  Deposit Agreement, the Holder of such Receipt acting for itself or on behalf of the Beneficial Owner, as the case may be, shall be entitled to delivery, to him or upon his order, of the amount of  Deposited Securities at the time represented by the GDSs evidenced by such Receipt. Such delivery of  Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered or written instructions received for such purpose may be required by the Depositary to be properly endorsed in blank or accompanied by properly executed instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause such  Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.

Thereupon, the Depositary shall direct the Custodian to deliver at the principal office of such Custodian subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions, such Deposited Securities, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any cash dividends or distributions with respect to the  Deposited Securities, or of any proceeds of sale of any cash dividends, distributions or rights with respect to the  Deposited Securities, which may at the time be held by the Depositary.

At the request, risk and expense of any Holder so surrendering a Receipt or submitting such written instructions for delivery, and for the account of such Holder, provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.2, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) or securities, and forward a certificate or certificates (if certificated Shares may be delivered) and other proper documents of title, if any, for the  Deposited Securities represented by the  GDSs evidenced by the Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

SECTION 2.6.

Limitations on Execution and Delivery, Transfer, Etc. of Receipts; Suspension of Delivery, Transfer, Etc.

As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt, the Beneficial Owner, the depositor of Shares or the presenter of written instructions to adjust the Depositary’s records (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of  Deposited Securities against surrender of Receipts set forth in Section 5.10; (ii) compliance with (a) any laws or governmental regulations relating to Receipts or GDSs or to the withdrawal of  Deposited Securities and (b) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this  Deposit Agreement; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this  Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.

The delivery of Receipts against deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers generally may be suspended, or the surrender of outstanding Receipts, or the receipt of written instructions from any person having a beneficial interest in any Receipt for the purpose of withdrawal of  Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the Foreign Registrar as the appointed agent of the Company for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of Section 7.8.

Notwithstanding anything herein to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholder’s meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges to the Depositary, and (iii) compliance with any laws or governmental regulations relating to  GDRs or to the withdrawal of  Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

SECTION 2.7.

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor at the expense of the Holder (a) in the case of a mutilated Receipt, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or (b) in lieu of and in substitution for such destroyed, lost or stolen Receipt, after the Holder thereof (i) has filed with the Depositary a written request for such exchange and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) satisfactory to the Depository as may be required by the Depositary to save it, the Company and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder’s ownership thereof.

SECTION 2.8.

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose. The Depositary is authorized to destroy Receipts so cancelled.

SECTION 2.9.

Pre-Release of Receipts.

Notwithstanding Section 2.3 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 ("Pre-Release").  The Depositary may, pursuant to Section 2.5, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Global Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10.

Maintenance of Records.

The Depositary agrees to maintain or cause its agents to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.5, substitute Receipts delivered under Section 2.7, and of cancelled or destroyed Receipts under Section 2.8, in accordance with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS

SECTION 3.1.

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit, any Holder or any Beneficial Owner may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, taxpayer status, exchange control approval, payment of all applicable taxes or other governmental charges, compliance with all applicable laws, regulations, and provisions of or governing  Deposited Securities, the terms of this  Deposit Agreement, and legal or beneficial ownership of Receipts,  Deposited Securities and other securities, and the nature of such interest, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations hereunder.  The Depositary and the Registrar, as applicable, may withhold the delivery or registration of transfer of all or part of any Receipt, or the delivery of any dividend or other distribution or of rights or of the net proceeds of the sale thereof or the delivery of any  Deposited Securities, or may refuse to adjust its records, until the foregoing is accomplished to the Depositary’s and the Company’s satisfaction. The Depositary shall, upon the Company’s written request, provide to the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.

SECTION 3.2.

Liability of Holders for Taxes and Other Charges.

If any tax, duty or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by the GDS evidenced by such Receipt, such tax or other governmental charge shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or to issue any new Receipt or to permit any deposit or any withdrawal of Deposited Securities represented by the GDSs evidenced by such Receipt until such payment is made, and may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the  Deposited Securities represented by the GDSs evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale to pay such tax or other governmental charge, and the Holder of such Receipt shall remain liable for any deficiency.

SECTION 3.3.

Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of Shares or Receipts.

Each person presenting Shares for deposit under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor, if any, are validly issued and outstanding, fully paid and nonassessable and free of any preemptive rights, if any, and (ii) the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing Global Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of Receipts or adjustments in the Depositary’s records in respect thereof.

SECTION 3.4.

Disclosure of Beneficial Ownership.

The Company and the Depositary may from time to time request Holders, former Holders, Beneficial Owners or former Beneficial Owners to provide information as to the capacity in which they own or owned Receipts or own or owned such beneficial interest and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each such Holder or Beneficial Owner agrees to provide any such information requested by the Company or the Depositary pursuant to this Section. The Depositary agrees to use its reasonable efforts to comply, at the Company’s expense, with the reasonable and practicable written instructions from the Company requesting that the Depositary forward any such requests to the Holders or Beneficial Owners and forward to the Company any such responses to such requests received by the Depositary.

SECTION 3.5.

Ownership Restrictions.

The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under applicable law or the Company’s Bylaws. The Company may also restrict, in such manner as it deems appropriate, transfers of the GDSs where such transfer may result in the total number of Shares represented by the GDSs beneficially owned by a single Holder or Beneficial Owner to exceed the limits under any applicable law or the Company’s Bylaws. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the GDSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law. The Depositary shall, at the sole expense of the Company, use its reasonable efforts to comply with the reasonable and practicable written instructions of the Company as provided in this Section.

As of the date hereof, there are no such limitations affecting ownership of Shares under applicable laws of Brazil, the Bylaws of the Company or any provisions of or governing  Deposited Securities.

SECTION 3.6.

Compliance with Information Requests.

Notwithstanding any other provision of this Deposit Agreement, each Holder agrees to comply with requests from the Company pursuant to Brazilian law, the rules of the Brazilian Stock Exchange, and any other stock exchange on which the Shares are, or will be, registered, traded or listed or the Bylaws of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder owns Receipts (and Shares as the case may be) and regarding the identity of any other person interested in such Receipts and the nature of such interest, and the Depositary agrees to use its reasonable efforts to comply, at the Company’s expense, with reasonable and practicable written instructions received from the Company requesting that the Depositary forward any such request from the Company to the Holder and to forward to the Company any such responses to such requests received by the Depositary.

ARTICLE IV

RIGHTS RELATING TO THE  DEPOSITED SECURITIES;

CERTAIN OBLIGATIONS OF THE DEPOSITARY

SECTION 4.1.

Cash Distributions.

Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, promptly convert or cause such dividend or distribution to be converted into dollars and shall promptly distribute such amount to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.6 hereof, in proportion to the number of  GDSs representing such  Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary (and without liability for interest); provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold, subject to Section 4.10 hereof, from any cash dividend or other cash distribution in respect of any  Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder in respect of GDSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto.

SECTION 4.2.

Distributions Other Than Cash, Shares or Rights.

Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, and if requested by the Depositary, upon receipt of opinion(s) of United States and Brazilian counsel, as applicable, satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.6 hereof, in proportion to the number of GDSs representing such  Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, which method shall include but not be limited to the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

SECTION 4.3.

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Company, and shall, if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, as of the record date fixed pursuant to Section 4.6 hereof, in proportion to the number of GDSs representing such  Deposited Securities held by them respectively, additional Receipts for an aggregate number of GDSs representing the number of Shares received as such dividend or free distribution, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method, if any, as the Depositary may deem necessary and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.1. In lieu of issuing Receipts for fractional GDSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.1. If additional Receipts are not so distributed (except pursuant to the preceding sentence), each GDS shall thenceforth also represent its proportionate interest in the additional Shares distributed upon the  Deposited Securities represented thereby.

SECTION 4.4.

Distribution of Rights.

In the event that the Company shall offer or cause to be offered to the holders of any  Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested in writing by the Company, shall, take action, subject to the terms of this  Deposit Agreement, as follows:

(a)

if at the time of the offering of any rights, the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders, or certain Holders but not to others, by means of warrants or otherwise, the Depositary may, after obtaining opinion(s) of United States and Brazilian counsel, if requested by the Depositary, as applicable, reasonably satisfactory to the Depositary, distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of  GDSs representing such  Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights by such Holders; or

(b)

if at the time of the offering of any rights, the Depositary determines in its discretion that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary, in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.1 hereof.  The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, and if requested by the Depositary, after obtaining opinion(s) of United States and Brazilian counsel, as applicable, reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.1 hereof, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

Notwithstanding anything to the contrary in this Section 4.4, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect, or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of  GDSs held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement. Although Brazilian law contemplates the issuance of preemptive rights in negotiable form, a liquid market for preemptive rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

References in this Section 4.4 to “Holders” are to Holders as of the record date fixed pursuant to Section 4.6.

SECTION 4.5.

Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars distributable to the Holders entitled thereto and the resulting dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency and any expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental requirements) shall be promptly distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holder thereof to such dollars, then to the holders of such warrants and/or instruments in accordance with the terms thereof, in either case without liability for interest. Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have discretion and authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto and transferable to the United States, or if any approval or license of any government or authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost, or within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest) for the account of, the Holders for whom such conversion and distribution is not practicable.

SECTION 4.6.

Fixing of Record Date.

Whenever the Depositary shall receive notice of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each GDS or whenever the Depositary shall receive notice of any meeting of holders of  Deposited Securities, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date which date shall be the same date, to the extent practicable, as the record date for the  Deposited Securities (a) for the determination of the Holders who shall be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights, if any, at any such meeting, (b) on or after which each  GDS will represent the changed number of Shares or (c) for any other matter. Subject to the provisions of Sections 4.1 through 4.5 and 5.8 and to the other terms and conditions of this  Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to give voting instructions for the  Deposited Securities, or to exercise the rights of Holders hereunder with respect to such changed number of Shares, represented by each GDS, in proportion to the number of  GDSs held by them respectively, or with respect to such other matter.

SECTION 4.7.

Voting of  Deposited Securities.

As soon as practicable after receipt of notice pursuant to Section 5.7 of any meeting at which the holders of Shares or other Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix a record date in respect of such meeting for the giving of instructions for voting or such consent or proxy and shall mail to the Holders of record a notice containing: (a) information in English included in such notice of meeting received by the Depositary from the Company, (b) a statement that the Holders of record as of the close of business on a specified record date will be entitled, subject to the terms of this Section, any applicable provisions of Brazilian law and of the Bylaws of the Company (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of  Deposited Securities represented by their respective  GDSs evidenced by their respective Receipts and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable and permitted under applicable law, the Bylaws of the Company, to vote or cause to be voted the number of  Deposited Securities represented by such  GDSs evidenced by such Receipt in accordance with the nondiscretionary instructions set forth in such request.

Neither the Depositary nor the Custodian shall, under any circumstances, exercise any discretion as to voting or vote or attempt to exercise the right to vote that attaches to the Shares or other  Deposited Securities, other than in accordance with such instructions. If no instructions are received by the Depositary from any Holder with respect to any of the  Deposited Securities represented by the  GDSs evidenced by such Holder’s  GDRs on or before the date established by the Depositary for such purpose, the Shares or other  Deposited Securities shall not be voted.

SECTION 4.8.

Changes Affecting  Deposited Securities.

Upon any change in nominal or par value, split-up, consolidation or any other reclassification of  Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of,  Deposited Securities shall be treated as  Deposited Securities under this  Deposit Agreement, and the GDSs shall, subject to the terms of this Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act, thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company’s approval, and shall at the Company’s request, subject to Section 5.8 and the other terms of this Deposit Agreement and if requested by the Depositary, receipt of an opinion of Company’s counsel satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received  Deposited Securities.

Notwithstanding the foregoing, in the event that any security or property so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall if the Company requests, subject to receipt of an opinion of Company’s counsel, if requested by the Depositary, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1.

SECTION 4.9.

Transmittal by the Depositary of Company Notices, Reports and Communications.

The Depositary shall make available for inspection during business hours by Holders at its Corporate Trust Office and at the principal office of each Custodian copies of this  Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the  Deposited Securities, and (b) made generally available to the holders of such  Deposited Securities by the Company. The Depositary shall also send to Holders at the Company’s expense, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.7. Any such notices, reports and communications furnished to the Depositary by the Company shall be furnished in English.

SECTION 4.10.

Taxation.

The Depositary or the Custodian will forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Company or its agents may file such reports as are necessary to reduce or eliminate applicable taxes on distributions in respect of  Deposited Securities on dividends and other benefits under applicable tax treaties for the Holders. Holders of GDSs evidenced by Receipts representing Deposited Securities may be required from time to time to file such proof of taxpayer status or residence, to execute such certificates and to make such representations and warranties, or to provide any other information or documents as the Depositary may deem necessary or proper to fulfill the Depositary’s obligations under applicable law. Holders shall provide the Company and/or the Depositary, in a timely manner, with copies, or originals if necessary and appropriate, of any such proofs of residence, taxpayer status, beneficial ownership and any other information or documents which the Company and/or the Depositary may reasonably request. The Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to this Section 4.10.

ARTICLE V

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.1.

Maintenance of Depositary’s Office and Register.

Until the termination of this  Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, the City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this  Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts, which at all reasonable times shall be open for inspection by Holders and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this  Deposit Agreement, the GDSs or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, or at the reasonable request of the Company.

If any Receipts or the  GDSs evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or, with the written approval of the Company, appoint a Registrar or one or more co-registrars for registration of such Receipts in accordance with any requirements of such exchange or exchanges or systems and with the terms of any such appointment.  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary with the approval of the Company. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the Depositary. The Depositary, with the written approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary with the written approval of the Company. Each Receipt registrar, co-registrar or co-transfer agent appointed under this Section 5.1 (other than The Bank of New York) shall give notice in writing within five business days from the date of such appointment to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this  Deposit Agreement.

SECTION 5.2.

Lists of Holders.

Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of  GDSs by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 5.3.

Obligations of the Depositary, the Custodian and the Company.

Each of the Company and its agents assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Receipts to Holders, Beneficial Owners or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence and in good faith.

Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders, Beneficial Owners or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without negligence and in good faith. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company or their respective agents. Without limitation of the preceding, none of the Depositary, its controlling persons nor its agents or the Company, its controlling persons or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless an indemnity satisfactory to it in its sole discretion against all expense (including fees and disbursements of counsel) and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary. Neither the Depositary, its controlling persons, nor its agents, or the Company, its controlling persons, nor its agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it or them in good faith to be competent to give such advice or information. Each of the Depositary, its controlling persons and its agents and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the  Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

SECTION 5.4.

Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective controlling persons, directors, employees, agents or Affiliates will be liable to any Holder or Beneficial Owner if by reason of any provision of any present or future law or regulation of the United States, Brazil or any other country, or of any other governmental or regulatory authority or stock exchange or by reason of any provision, present or future, of the Bylaws of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company or any of their respective controlling persons, directors, employees, agents, or Affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this  Deposit Agreement or the  Deposited Securities it is provided shall be done or performed; nor will the Depositary or the Company or any of their respective controlling persons, directors, employees, agents or Affiliates incur any liability to any Holder or Beneficial Owner by reason of any nonperformance or delay, caused as stated in the preceding clause, in the performance of any act or thing which by the terms of this  Deposit Agreement or provisions of or governing  Deposited Securities it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under this  Deposit Agreement, the Bylaws of the Company or provisions of or governing  Deposited Securities. Where, by the terms of a distribution pursuant to Section 4.1, 4.2, or 4.3 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.4, 4.8 or 5.8 of this  Deposit Agreement or in the Bylaws of the Company, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary, after consultation with the Company, shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.

SECTION 5.5.

Resignation and Removal of the Depositary, Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by sixty (60) days’ written notice of its election so to do delivered to the Company, such resignation to take effect upon the earlier of (i) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided and (ii) the expiration of sixty (60) days after delivery to the Company of such notice.

The Depositary may at any time be removed by the Company by sixty (60) days’ written notice of such removal which shall become effective upon the earlier of (i) the 60th day after delivery thereof to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the  Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Receipts and such other books and records maintained by such predecessor and its agents with respect to its function as Depositary hereunder. Any such successor depositary shall promptly mail notice of its appointment to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.6.

The Custodian.

The Depositary has initially appointed Banco Itaú S.A., as custodian and agent of the Depositary for the purpose of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least sixty (60) days prior to the date on which such resignation is to become effective. If upon such notice of resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian that is organized under the laws of Brazil which shall thereafter be the Custodian hereunder. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged and appoint a substitute or an additional custodian, who shall thereafter be a Custodian hereunder. Forthwith upon its appointment, each such substitute or additional custodian shall deliver to the Depositary and the Company an acceptance of such appointment satisfactory in form and substance to the Depositary. Any Custodian ceasing to act hereunder as Custodian shall deliver all  Deposited Securities held by it to a Custodian continuing to act upon the instruction of the Depositary.  The Depositary shall give notice in writing to all Holders of the name, location and the appointment of any Custodian not named in the Receipts. Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.7.

Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of any Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders of any Deposited Securities other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of any  Deposited Securities, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other  Deposited Securities. The Company shall also furnish at such time to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Bylaws of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

The Company will arrange for the translation into English and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications that are generally provided by the Company to holders of its Shares. The Depositary shall at the expense of the Company, arrange for prompt mailing of copies thereof to all Holders. The Company will also provide to the Custodian or the Depositary an English language translation of such reports or communications concurrently with the receipt (by publication or otherwise) by holders of Shares of such reports or communications.

SECTION 5.8.

Issuance of Additional Shares, Etc.

In the event that the Company, or any company controlled by or under common control with the Company issues (a) additional Shares, (b) rights to subscribe for Shares or other  Deposited Securities, (c) securities convertible or exchangeable into Shares, or (d) rights to subscribe for securities convertible or exchangeable into Shares, the Company will promptly furnish to the Depositary a written opinion from United States counsel for the Company, which counsel shall be satisfactory to the Depositary, stating whether or not the circumstances of such issue require a registration statement under the Securities Act to be in effect prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights to the Holders entitled thereto; provided, however, that no such opinion shall be required in the event of an issuance of Shares as a bonus, share split or similar event. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether such registration statement is in effect.

The Company agrees with the Depositary that neither the Company nor any company or person controlled by, controlling or under common control with the Company will at any time (i) deposit any Shares or other  Deposited Securities, either upon original issuance or upon a sale of Shares or other  Deposited Securities previously issued and reacquired by the Company or by any such controlled or controlling company, unless such transaction is registered under the Securities Act, or is exempt from registration under the Securities Act as confirmed by a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities except under circumstances complying in all respects with the Securities Act.

SECTION 5.9.

Indemnification.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

The obligations set forth in this Section shall survive the termination of this  Deposit Agreement and the succession or substitution of any party hereto.

If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the "Indemnitor") of such Proceeding.  The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee's ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor's ability to adequately oppose or defend such Proceeding.  Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below or there are no other defenses available to Indemnitee as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney's fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee).  The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails, within ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor.  No compromise or settlement of such Proceeding may be effected by either party without the other party's consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement.  Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld.  The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

SECTION 5.10.

Charges of Depositary.

The Company agrees to pay the fees, out-of-pocket charges and expenses of the Depositary and the Registrar, co-transfer agent and co-registrar, and any other agent of the Depositary appointed under this  Deposit Agreement in accordance with the written agreements between the Company and the Depositary from time to time. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers, if any, of Shares generally on the share register of the Company (or any appointed agent of the Company for transfer and registration of Shares which may be the Foreign Registrar) and accordingly applicable to transfers of Shares to the name of the Depositary, a Custodian or their nominees or the person who makes a withdrawal, on the making of deposits or withdrawal pursuant to Section 2.2 or 2.5, (3) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in this  Deposit Agreement to be at the expense of persons depositing Shares or Holders, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4, and the surrender of Receipts pursuant to Section 2.5 or 6.2, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.1 through 4.4 hereof, (7) such fees and expenses as are incurred by the Depositary (including, without limitation, expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations) in delivery of  Deposited Securities, and (8) ) a fee for the distribution of securities pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (8) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners..

The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Company and its Affiliates and in Receipts.

The right of the Depositary to receive payment of fees, charges and expenses as provided in this Section 5.10 shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation or removal of such Depositary pursuant to Section 5.5.

SECTION 5.11.

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.12.

Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.

SECTION 5.13.

List of Restricted Securities Owners.

From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis.  The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE VI

AMENDMENT AND TERMINATION

SECTION 6.1.

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of the Holders or Beneficial Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Holders of outstanding Receipts.  Every Holder or Beneficial Owner at the time any amendment so becomes effective shall be deemed by continuing to hold such Receipt or any beneficial interest therein to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

SECTION 6.2.

Termination.

The Depositary shall at any time at the written direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least sixty (60) days prior to the date fixed in such notice for such termination. If sixty (60) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, provided that in either case no successor depositary shall have been appointed and accepted its appointment as provided in Section 5.5, this Deposit Agreement shall automatically terminate on the 60th day after delivery of such notice. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this  Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this  Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property in exchange for Receipts surrendered to the Depositary (after deducting or charging, as the case may be, the fees of the Depositary and other expenses set forth herein, if any). At any time after the expiration of six (6) months from the date of termination, the Depositary may sell the  Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this  Deposit Agreement, except to account for such net proceeds and other cash and for its obligations under Section 5.9 hereof (after deducting or charging, as the case may be, the fees of the Depositary and other expenses set forth herein, if any). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.9 and 5.10 hereof.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1.

Counterparts.

This  Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

SECTION 7.2.

No Third Party Beneficiaries

This Deposit Agreement is for the exclusive benefit of the parties hereto (including the Holders and Beneficial Owners) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3.

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4.

Holders and Beneficial Owners as Parties, Binding Effect.

The Holders and Beneficial Owners from time to time shall be parties to this  Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof or any beneficial interest therein.

SECTION 7.5.

Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered, or sent by mail, first class airmail postage prepaid, or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to ROSSI RESIDENCIAL S.A., Rua Gomes de Carvalho, 1195 Vila Olímpia, São Paulo - SP 04547-004, Brazil, Attention: José Paim de Andrade Jr.; facsimile number: 5511-829-7969, with a copy to Jairo Abud, ROSSI RESIDENCIAL S.A., Rua Gomes de Carvalho, 1195 Vila Olímpia, São Paulo - SP 04547-004, Brazil, or to any other address which the Company may specify in writing to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered, or sent by mail, first class, if overseas, airmail postage prepaid or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to THE BANK OF NEW YORK, 101 Barclay Street, New York, New York  10286, Attention: ADR Administration, or any other place which the Depositary may specify in writing to the Company.

Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered, or sent by mail, first class airmail postage prepaid, or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

Notice given as aforesaid (i) to the Company or the Depositary shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, first class airmail postage prepaid, in a post-office letter box. The Depositary or the Company may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

SECTION 7.6.

Governing Law and Jurisdiction: Appointment of Agent, Waiver of Immunities.

This  Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York applicable to agreements made and to be performed in such State.  Except as set forth in the following sentence, the Company and the Depositary agree that the federal courts in the State of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. In addition, the Company and the Depositary hereby agree that in the event that a Holder brings a suit, action or proceeding against (a) the Depositary in its capacity as Depositary under this  Deposit Agreement or (b) against both the Company and the Depositary, in either case, in any state or federal court of the United States, and the Depositary has any claim, for indemnification or otherwise, against the Company arising out of the subject matter of such suit, action or proceeding, then the Depositary may pursue such claim against the Company in the state or federal court in the United States in which such suit, action or proceeding is pending and, for such purposes, the Company irrevocably submits to the non-exclusive jurisdiction of such courts.

The Company irrevocably designates, appoints, and empowers CT Corporation System with offices currently at 111 Eighth Avenue, New York, New York 10011, as its authorized agent to receive and forward for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any such federal or state court as described in the preceding paragraph. If for any reason such agent hereunder shall cease to be available to act as such, the Company agrees to designate a new agent in The City of New York on the terms and for the purposes of this Section reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such suit, action or proceeding against the Company, by serving a copy thereof upon the relevant agent for service of process referred to in this Section (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.5. The Company agrees that the failure of any such agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any court as provided in the preceding paragraph and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this  Deposit Agreement or (c) against both the Company and the Depositary, in either case, in any state or federal court of the United States, and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Company agrees that service of process upon the agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

To the extent that the Company shall be entitled, in the jurisdiction of any Brazilian court or any court as provided in the first paragraph of this Section, in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, or any other matter under or arising out of or in connection with this  Deposit Agreement to the extent provided in the first paragraph of this Section, to any immunity from suit, from the jurisdiction of any such court, from set-off or from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Company irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of any such jurisdiction.

The provisions of this Section shall survive any termination of this  Deposit Agreement, in whole or in part.

SECTION 7.7.

Regulatory Compliance.

The Depositary and the Company hereby confirm to each other that, for as long as this  Deposit Agreement is in effect, they shall use their best efforts to comply with any requirements for registration of the amount of  Deposited Securities with the Central Bank of Brazil and furnish to the CVM and the Central Bank such information and documents related to the  Deposited Securities, the Receipts and the Depositary’s obligations hereunder as may be requested by such authorities from time to time pursuant to paragraph 3, article 3 of Regulation Annex V to Resolution 1.289.87 (as published in Resolution 1.927/92) of the National Monetary Council. In the event that the Depositary or the Custodian shall be advised in writing (the “Legal Warning”) by Brazilian counsel reasonably satisfactory to the Depositary that the Depositary or Custodian reasonably could be subject to criminal or civil liabilities as a result of the Company having failed to provide to the CVM or the Central Bank such information or documents available through the Company, the Depositary will immediately send a copy of the Legal Warning to the Company, shall have the right to immediately resign as Depositary by written notice to the Company and will not be subject to any liability hereunder for such resignation or such determination, and the Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any loss or liability of any kind incurred arising under this Section 7.7 in the manner, and to the extent provided in, Section 5.9. Upon effectiveness of such resignation, the Depositary shall otherwise be discharged from all of its obligations under this  Deposit Agreement. Resignation pursuant to this paragraph shall be effected in accordance with Section 5.5; provided that if the Company fails to appoint a new depositary within 60 days of such resignation, this  Deposit Agreement shall be terminated in accordance with Section 6.2 herein and the Company or its designated agent will assume the obligations stated as the obligations of the Depositary in such section.

SECTION 7.8.

Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, ROSSI RESIDENCIAL S.A. and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof or upon acquisition of any interest in such Receipts.

ROSSI RESIDENCIAL S.A.

By:

By:

THE BANK OF NEW YORK,

as Depositary

By:

ARTICLE I

SECTION 1.1.

AFFILIATE.

SECTION 1.2.

ARTICLE; SECTION.

SECTION 1.3.

BENEFICIAL OWNER.

SECTION 1.4.

BRAZILIAN STOCK EXCHANGE.

SECTION 1.5.

BYLAWS.

SECTION 1.6.

CENTRAL BANK.

SECTION 1.7.

COMMISSION.

SECTION 1.8.

COMPANY.

SECTION 1.9.

CUSTODIAN.

SECTION 1.10.

CVM.

SECTION 1.11.

DELIVER; DELIVERY.

SECTION 1.12.

DEPOSIT AGREEMENT.

SECTION 1.13.

DEPOSITED SECURITIES.

SECTION 1.14.

DEPOSITARY; CORPORATE TRUST OFFICE.

SECTION 1.15.

DOLLARS.

SECTION 1.16.

FOREIGN REGISTRAR.

SECTION 1.17.

GLOBAL DEPOSITARY SHARES;  GDSS.

SECTION 1.18.

HOLDER.

SECTION 1.19.

RECEIPTS; GDRS.

SECTION 1.20.

REGISTRAR.

SECTION 1.21.

RESTRICTED SECURITIES.

SECTION 1.22.

SECURITIES ACT.

SECTION 1.23.

SHARES.

SECTION 1.24.

UNITED STATES.

ARTICLE II

SECTION 2.1.

FORM AND TRANSFERABILITY OF RECEIPTS.

SECTION 2.2.

DEPOSIT OF SHARES.

SECTION 2.3.

EXECUTION AND DELIVERY OF RECEIPTS.

SECTION 2.4.

TRANSFER OF RECEIPTS; COMBINATION AND SPLIT-UP OF RECEIPTS.

SECTION 2.5.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF  DEPOSITED SECURITIES.

SECTION 2.6.

LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER, ETC. OF RECEIPTS; SUSPENSION OF DELIVERY, TRANSFER, ETC.

SECTION 2.7.

LOST RECEIPTS, ETC.

SECTION 2.8.

CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS.

SECTION 2.9.

PRE-RELEASE OF RECEIPTS.

SECTION 2.10.

MAINTENANCE OF RECORDS.

ARTICLE III

SECTION 3.1.

FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

SECTION 3.2.

LIABILITY OF HOLDERS FOR TAXES AND OTHER CHARGES.

SECTION 3.3.

REPRESENTATIONS AND WARRANTIES ON DEPOSIT, TRANSFER, SURRENDER AND WITHDRAWAL OF SHARES OR RECEIPTS.

SECTION 3.4.

DISCLOSURE OF BENEFICIAL OWNERSHIP.

SECTION 3.5.

OWNERSHIP RESTRICTIONS.

SECTION 3.6.

COMPLIANCE WITH INFORMATION REQUESTS.

ARTICLE IV

SECTION 4.1.

CASH DISTRIBUTIONS.

SECTION 4.2.

DISTRIBUTIONS OTHER THAN CASH, SHARES OR RIGHTS.

SECTION 4.3.

DISTRIBUTIONS IN SHARES.

SECTION 4.4.

DISTRIBUTION OF RIGHTS.

SECTION 4.5.

CONVERSION OF FOREIGN CURRENCY.

SECTION 4.6.

FIXING OF RECORD DATE.

SECTION 4.7.

VOTING OF  DEPOSITED SECURITIES.

SECTION 4.8.

CHANGES AFFECTING  DEPOSITED SECURITIES.

SECTION 4.9.

TRANSMITTAL BY THE DEPOSITARY OF COMPANY NOTICES, REPORTS AND COMMUNICATIONS.

SECTION 4.10.

TAXATION.

ARTICLE V

SECTION 5.1.

MAINTENANCE OF DEPOSITARY’S OFFICE AND REGISTER.

SECTION 5.2.

LISTS OF HOLDERS.

SECTION 5.3.

OBLIGATIONS OF THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY.

SECTION 5.4.

PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY OR THE COMPANY.

SECTION 5.5.

RESIGNATION AND REMOVAL OF THE DEPOSITARY, APPOINTMENT OF SUCCESSOR DEPOSITARY.

SECTION 5.6.

THE CUSTODIAN.

SECTION 5.7.

NOTICES AND REPORTS.

SECTION 5.8.

ISSUANCE OF ADDITIONAL SHARES, ETC.

SECTION 5.9.

INDEMNIFICATION.

SECTION 5.10.

CHARGES OF DEPOSITARY.

SECTION 5.11.

RETENTION OF DEPOSITARY DOCUMENTS.

SECTION 5.12.

EXCLUSIVITY.

SECTION 5.13.

LIST OF RESTRICTED SECURITIES OWNERS.

ARTICLE VI

SECTION 6.1.

AMENDMENT.

SECTION 6.2.

TERMINATION.

ARTICLE VII

SECTION 7.1.

COUNTERPARTS.

SECTION 7.2.

NO THIRD PARTY BENEFICIARIES

SECTION 7.3.

SEVERABILITY.

SECTION 7.4.

HOLDERS AND BENEFICIAL OWNERS AS PARTIES, BINDING EFFECT.

SECTION 7.5.

NOTICES.

SECTION 7.6.

GOVERNING LAW AND JURISDICTION: APPOINTMENT OF AGENT, WAIVER OF IMMUNITIES.

SECTION 7.7.

REGULATORY COMPLIANCE.

SECTION 7.8.

COMPLIANCE WITH U.S. SECURITIES LAWS.